Exhibit 99.5

TIME WARNER INC. You must provide instructions to the Trustee by [ ] for your instructions to be ONE TIME WARNER CENTER tabulated. You may issue instructions by telephone or the Internet until 11:59 P.M. NEW YORK, NY 10019 (Eastern Time) on that day. If you are sending instructions by mail, the Trustee must receive your executed instruction card by 5:00 P.M. (Eastern Time) on [ ]. If you submit your instructions by telephone or the Internet, there is no need to mail back your instruction card. If you do not provide instructions to the Trustee, the Trustee will vote your interests as required by the terms of the applicable Plan as described on the reverse side of the card. You may send your voting instructions to the Trustee via the Internet, telephone or mail, as follows: PROVIDE VOTING INSTRUCTIONS BY INTERNET – www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. (Eastern Time) on [ ]. Have your voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. PROVIDE VOTING INSTRUCTIONS BY PHONE – 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. (Eastern Time) on [ ]. Have your voting instruction card in hand when you call and then follow the instructions. PROVIDE VOTING INSTRUCTIONS BY MAIL Mark, sign and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ADMISSION TO THE SPECIAL MEETING If you attend the Special Meeting in person, you will need to register and print an admission ticket in advance by visiting www.proxyvote.com and following the instructions there. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E10812-P78615 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED. TIME WARNER INC. A. Company Proposals Instructions to Vote on Proposals 1, 2 and 3 — The Board of Directors recommends a vote FOR each of Proposals 1, 2 and 3. For Against Abstain 1. Adopt the Agreement and Plan of Merger, dated as of October 22, 2016, as it may be amended from time to time, by and among Time Warner Inc., a Delaware corporation, AT&T Inc., a Delaware corporation, West Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of AT&T Inc., and West Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of AT&T Inc. (the “merger agreement”). 2. Approve, by nonbinding, advisory vote, certain compensation that may be paid or become payable to Time Warner Inc.’s named executive officers in connection with the transactions contemplated by the merger agreement and the agreements and understandings pursuant to which such compensation may be paid or become payable. 3. Approve adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the merger agreement. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

SUBMIT YOUR CONFIDENTIAL VOTING INSTRUCTIONS BY TELEPHONE, INTERNET OR MAIL TIME WARNER SAVINGS PLAN Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement are available at www.proxyvote.com. Please fold and detach card at perforation before mailing. E10813-P78615 Time Warner Inc. CONFIDENTIAL VOTING INSTRUCTIONS Instructions solicited by Fidelity Management Trust Company on behalf of the Board of Directors for the Time Warner Inc. Special Meeting of Stockholders on [ ]. The undersigned hereby instructs Fidelity Management Trust Company (“Fidelity”), as Trustee, to vote as specified on the reverse side by proxy at the Special Meeting of Stockholders of Time Warner Inc. to be held on [ ], and at any adjournment thereof, the undersigned’s proportionate interest in the shares of Time Warner Inc. common stock held in the Time Warner Inc. Stock Fund under the Time Warner Savings Plan (the “Plan”). Under the provisions of the Trust relating to the Plan, Fidelity, as Trustee, is required to request your confidential instructions as to how your proportionate interest in the shares of Time Warner Inc. common stock held in the Time Warner Inc. Stock Fund under the Plan (an “interest”) is to be voted at the Special Meeting of Stockholders on [ ]. Your instructions to Fidelity will not be divulged to anyone at Time Warner Inc. If Fidelity does not receive your instructions on or prior to 5:00 P.M. (Eastern Time) via a voting instruction card or 11:59 P.M. (Eastern Time) via telephone or the Internet on [ ], your interest, if any, attributable to (a) accounts transferred from the Time Incorporated Payroll-Based Employee Stock Ownership Plan (“PAYSOP”) and the WCI Employee Stock Ownership Plan (“WCI ESOP”) will not be voted and (b) the remainder of the accounts in the Plan will be voted at the Special Meeting in the same proportion as other participants’ interests in the Plan for which Fidelity has received voting instructions (excluding PAYSOP and WCI ESOP accounts). If this card is signed but no direction is made, Fidelity will vote the undersigned’s proportionate interest FOR each of Proposals 1, 2 and 3. (PLEASE SIGN AND DATE ON THE REVERSE SIDE)